UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 8, 2019

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On March 8, 2019, Civista Bancshares, Inc. (the “Company”) and its banking subsidiary, Civista Bank (the “Bank”), entered into Change in Control Agreements (the “CIC Agreements”) with seven of its executive officers. Previously, the Bank had change in control agreements in place with James O. Miller (the Company’s Chairman), Dennis G. Shaffer (the Company’s President and CEO), Todd A. Michel (the Company’s Senior Vice President and Controller) and four other officers, two of which have since retired. The CIC Agreements replace and supersede the prior change in control agreements for Dennis G. Shaffer, Todd A. Michel and Richard J. Dutton (the Company’s Senior Vice President) and three other executives. Additionally, a new CIC Agreement was executed by the Company, the Bank and Lance A. Morrison (the Company’s Senior Vice President and General Counsel), and shall be utilized for any future agreements that may be executed.

The CIC Agreements are intended to secure the services of key officers during the period of transition in the event of a change in control (as defined in the CIC Agreements). Unless there has been a change in control and termination (as defined in the CIC agreements) of the officer’s employment, the CIC Agreements do not require either the Company or the Bank to retain the officers in its employ or to pay any specified level of compensation or benefits. Each CIC Agreement provides that, upon a change in control and termination of the officer’s employment, the officer shall receive a severance payment equal to (A) one and one-half (1 1⁄2) times the Employee’s annual base salary in effect during the twelve (12) month period immediately preceding the date upon which a Change in Control occurs, plus (B) the average of the cash value of the compensation, other than the annual base salary, awarded to the Employee during the three (3) calendar years immediately preceding the date upon which the Change in Control occurs. Also, under each CIC Agreement, the officer will be entitled to receive a severance payment following a change in control and termination if the officer agrees not to compete with the Company for twelve (12) months following said termination. If the officer agrees to the non-compete restrictions, the officer shall receive the additional severance payment equal to (A) one (1) times the Employee’s annual base salary in effect during the twelve (12) month period immediately prior to the date of termination, plus (B) the cash value of all other compensation, other than the annual base salary, awarded to the Employee during the year immediately preceding the date of termination, plus eighteen months of COBRA premiums. If the officer does not agree to the non-compete restrictions, the officer will be entitled only to an additional severance payment of one dollar.

The foregoing description of the CIC Agreements is a summary and is qualified in its entirety by reference to the forms of the CIC Agreement, which are filed as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of amended and restated Change of Control Agreement by and among Civista Bancshares, Inc., Civista Bank and certain executive officers previously subject to a change in control agreement

10.2	Form of new Change of Control Agreement by and among Civista Bancshares, Inc., Civista Bank and certain executive officers not previously subject to a change in control agreement

Civista Bancshares, Inc. is a $2.1 billion financial holding company headquartered in Sandusky, Ohio and may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc
(Registrant)

Date: March 8, 2019	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President and Controller